101 South Queen Street
Martinsburg, West Virginia  25401
(304) 263-0836
7000 Hampton Center, Suite K
Morgantown, West Virginia  26505
(304) 285-2500
333 West Vine Street, Suite 1700
Lexington, Kentucky  40507-1639
(859) 252-2202
	[INSERT BOWLES RICE LOGO] 600 Quarrier Street Charleston, West Virginia 25301 Post Office Box 1386 Charleston, West Virginia 25325-1386 (304) 347-1100 www.bowlesrice.com	Exhibit 5.1 480 West Jubal Early Drive Suite 130 Winchester, Virginia 22601 (540) 723-8877 5th Floor, United Square 501 Avery Street Parkersburg, West Virginia 26101 (304) 485-8500
Telephone — (304) 347-1131 Facsimile — (304) 343-3058	July 30, 2008	E-Mail Address: smurphy@bowlesrice.com

Summit Financial Group, Inc. 300 North Main Street Moorefield, West Virginia 26836

Re:           Form S-4 Registration Statement

Ladies and Gentlemen:

This opinion is rendered in connection with the Form S-4 Registration Statement (the “Registration Statement”) filed by Summit Financial Group, Inc. (the “Registrant”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed offering of up to  949,207 shares of common stock of Registrant, $2.50 par value (“Common Stock”) issuable in connection with the proposed acquisition of Greater Atlantic Financial Corp. (“Greater Atlantic”), Reston, Virginia, by Registrant, pursuant to the terms of the Agreement and Plan of Reorganization dated June 9, 2008 (the “Merger Agreement”).

We are of the opinion that if all the conditions set forth in the Merger Agreement between Registrant and Greater Atlantic are satisfied, the Common Stock, when issued in connection with the Merger Agreement in accordance with the terms set forth therein, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of any shareholder of Registrant.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

Very truly yours,

/s/ Sandra M. Murphy

Partner
Bowles Rice McDavid Graff & Love LLP